Exhibit 2.1

                                     CONSENT

                  CONSENT, dated as of March 30, 2000 (this "CONSENT"), pursuant to the Second Amended and Restated Credit Agreement, dated as of September 15, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Hexcel Corporation (the "COMPANY") and the Foreign Borrowers from time to time party thereto (together with the Company, the "BORROWERS"), the banks and other financial institutions from time to time parties thereto (the "LENDERS"), Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:
                               -------------------

                  WHEREAS, pursuant to the Third Amendment, dated as of March 7, 2000 (the "THIRD AMENDMENT") to the Credit Agreement, the Lenders consented to the sale by the Company of its Engineered Products Division, and the Company has requested, and the Lenders have agreed, to make the changes to such consent described herein.

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.

                  2. CONSENT. Sections 2.1 and 2.2 of the Third Amendment are hereby amended to read in their entireties as follows:

                  2.1 CONSENT. Anything in subsection 14.6 of the Credit Agreement to the contrary notwithstanding, the Lenders hereby consent that the Company may sell its Engineered Products Division (the "DIVISION"); PROVIDED that such sale is effected by either (a) selling the Division as a whole on or before September 30, 2000 for consideration which shall include a cash portion in an amount not less than $150 million of Net Proceeds or (b) selling the Division in two parts the first of which shall consist of the sale of the Bellingham business segment, which sale shall be completed on or before September 30, 2000 for consideration which shall include a cash portion in an amount not less than $110 million of Net Proceeds; and; PROVIDED, FURTHER, that, anything in subsection 10.5 of the Credit Agreement to the contrary notwithstanding, (i) on each date upon which the Borrower receives such Net Proceeds from such sale or sales it shall apply the first $150 million in aggregate Net Proceeds for all such sales to prepay the Tranche A Loans and the Tranche B Loans ratably according to the respective aggregate then outstanding principal amounts thereof,
         (ii) if on or before September 30, 2000 the Company shall receive aggregate Net Proceeds from such sale or sales that are in excess of $150 million (the "EXCESS NET PROCEEDS"), (x) such Excess Net Proceeds shall be available to the Company for general corporate purposes, including Capital Expenditures and, notwithstanding the provisions of subsection 14.14 of the Credit Agreement, the prepayment, repurchase or retirement of Permitted Subordinated Indebtedness, (y) no other prepayment or Commitment reduction under the Credit Agreement shall be required as a result of the receipt of the Excess Net Proceeds and (z) with respect to subsection 10.5(g)(x), such Excess Net Proceeds shall not be considered as part of the first $25,000,000 of Net Proceeds derived from any Net Proceeds Event, (iii) if the Company shall sell the Division in two parts and the first of which shall be completed on or before September 30, 2000 and the second of which shall be completed subsequent to September 30, 2000 the entire Net Proceeds of both such sales shall be applied to prepay the Tranche A Loans and the Tranche B. Loans ratably according to the respective aggregate then outstanding principal amounts thereof and (iv) for purposes of calculating compliance with the financial covenants contained in subsection 14.1, for any period in which such sale or sales are completed, such sale or sales and the repayment of any Indebtedness in connection therewith shall be deemed to have been completed on the first day of such period.

                  2.2 RELEASE. The Lenders and the Borrowers hereby acknowledge and agree that, notwithstanding anything to the contrary contained in the Credit Documents, all of the assets of the Division sold in connection with any sale or sales permitted by Section 2.1 above shall, effective simultaneously with the closing thereof in accordance with said Section 2.1, be released from the Liens granted pursuant to the Credit Documents. Each Lender authorizes and instructs each of the Administrative Agent and the Documentation Agent to take, and the Administrative Agent and Documentation Agent shall take, such action as the Company may reasonably request to evidence such release.

                  3. CONDITIONS TO EFFECTIVENESS OF CONSENT. This Consent shall become effective (as of the date first set forth) above on the date (the "EFFECTIVE DATE") upon the Administrative Agent having received counterparts hereof, duly executed and delivered by each Borrower, the Documentation Agent, the Administrative Agent, each Subsidiary Guarantor and the Majority Lenders.

                  4. REPRESENTATIONS AND WARRANTIES. The Company, as of the date hereof and after giving effect to the amendments and consent contained herein, hereby confirms, reaffirms and restates the representations and warranties made by it and each Foreign Borrower in Section 11 of the Credit Agreement and otherwise in the Credit Documents to which it is a party; PROVIDED that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Consent.

                  5. LIMITED EFFECT. The execution, delivery and effectiveness of this Consent shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver or amendment of any provisions of any of the Credit Documents. Except as expressly modified herein, all of the provisions and covenants of the Credit Agreement and the other Credit Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

                  6. COUNTERPARTS. This Consent may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as for all purposes hereof.

                  7. GOVERNING LAW. THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

HEXCEL CORPORATION
HEXCEL (U.K.) LIMITED
HEXCEL COMPOSITES LIMITED
HEXCEL S.A. (France)
HEXCEL FABRICS S.A.
HEXCEL COMPOSITES S.A. (Belgium)
HEXCEL COMPOSITES S.A. (France)
HEXCEL COMPOSITES GMBH (Austria)
HEXCEL COMPOSITES S.A. (Spain)
HEXCEL COMPOSITES GMBH  (Germany)


By:
      Title:


CREDIT SUISSE FIRST BOSTON, as Administrative Agent and Arranger


By:
      Title:

By:
      Title:


CITIBANK, N.A., as Documentation Agent and as a Lender


By:
      Title:

CREDIT SUISSE FIRST BOSTON, as a Lender


By:
      Title:

By:
      Title:


AERIES FINANCE II LTD.

     By: INVESCO Senior Secured Management, Inc., as Sub-Managing Agent


By:
      Title:


AMARA 2 FINANCE, LTD.

     By: INVESCO Senior Secured Managment, Inc., as Sub-Adviser

By:
      Title:

ARCHIMEDES FUNDING II, Ltd.

     By: ING CAPITAL ADVISORS LLC, as Collateral Manager

By:
      Title:


BALANCED HIGH-YIELD FUND I LTD.

     By: BHF (USA) CAPITAL CORPORATION, as attorney-in-fact


By:
      Title:

By:
      Title:


THE BANK OF NEW YORK


By:
      Title:



BANK ONE, NA

By:
      Title:



BANQUE NATIONALE DE PARIS


By:
      Title:

By:
      Title:


BANQUE WORMS CAPITAL CORPORATION


By:
      Title:

By:
      Title:


BATTERSON PARK CBO 1

     By: GENERAL RE - NEW ENGLAND ASSET  MANAGEMENT, INC., as Collateral Manager


By:
      Title:


CAPTIVA FINANCE LTD.


By:
      Title:


CAPTIVA II FINANCE LTD


By:
      Title:


CERES FINANCE LTD.

     By: INVESCO Senior Secured Management, Inc., as Sub-Managing Agent


By:
      Title

THE CHASE MANHATTAN BANK


By:
      Title:

CHAIO TUNG BANK CO., NEW YORK AGENCY


By:
      Title:


CREDIT AGRICOLE INDOSUEZ

By:
      Title:

By:
      Title:


CREDIT LYONNAIS NEW YORK BRANCH


By:
      Title:


CYPRESSTREE  SENIOR FLOATING RATE FUND

     By: CYPRESSTREE INVESTMENT MANAGEMENT COMPANY, INC., as Portfolio Manager

By:
      Title:


CYPRESSTREE INVESTMENT FUND, LLC

     By: CYPRESSTREE INVESTMENT MANAGEMENT COMPANY, INC., its Managing Member

By:
      Title:
CYPRESSTREE  INVESTMENT PARTNERS I, LTD.

     By: CYPRESSTREE INVESTMENT MANAGEMENT COMPANY, INC., as Portfolio Manager

By:
      Title:


CYPRESSTREE INSTITUTIONAL FUND, LLC

     By: CYPRESSTREE INVESTMENT MANAGEMENT COMPANY, INC., its Managing Member

By:
      Title:


DEUTSCHE BANK AG NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH


By:
      Title:

By:
      Title:


ERSTE BANK

By:
      Title:

By:
      Title:

FIRST UNION NATIONAL BANK


By:
      Title:

GALAXY CLO 1999-1, LTD.


By:
      Title:


GENERAL ELECTRIC CAPITAL CORPORATION


By:
      Title:


THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH


By:
      Title:


KEYBANK NATIONAL ASSOCIATION


By:
      Title:


KZH CYPRESSTREE-1 LLC


By:
      Title:


KZH ING-2 LLC

By:
      Title:




KZH ING-3 LLC

By:
      Title:



KZH SHOSHONE LLC

By:
      Title:


KZH WATERSIDE LLC


By:
      Title:


MERITA BANK Plc

By:
      Title:

By:
      Title:

METROPOLITAN LIFE INSURANCE COMPANY


By:
      Title:


MORGAN GUARANTY TRUST COMPANY OF NEW YORK


By:
      Title:



NORTH AMERICAN SENIOR FLOATING RATE FUND

     By: CYPRESSTREE INVESTMENT MANAGEMENT COMPANY, INC., as Portfolio Manager

By:
      Title:


OXFORD STRATEGIC INCOME FUND

     By: EATON VANCE MANAGEMENT, as Investment Advisor

By:
      Title:


SENIOR DEBT PORTFOLIO

     By: BOSTON MANAGEMENT AND RESEARCH, as Investment Advisor

By:
      Title:


SOCIETE GENERALE


By:
      Title:


STRATA FUNDING, LTD.

     By: INVESCO Senior Secured Management, Inc., as Sub-Managing Agent

By:
      Title:


UNION BANK OF CALIFORNIA, N.A.


By:
      Title:



VAN KAMPEN SENIOR FLOATING RATE FUND

     By: VAN KAMPAN INVESTMENT ADVISORY CORP.


By:
      Title:


WACHOVIA BANK, N.A.


By:
      Title:

         The undersigned Subsidiary Guarantors do hereby consent and agree to the execution and delivery of this Consent:

                                                    HEXCEL INTERNATIONAL
                                                    HEXCEL OMEGA CORPORATION
                                                    HEXCEL BETA CORP.
                                                    CLARK-SCHWEBEL HOLDING CORP.
                                                    CLARK-SCHWEBEL CORPORATION
                                                    CS TECH-FAB HOLDING, INC.


                                                    By:
                                                    Title: